UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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CollaGenex Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COLLAGENEX PHARMACEUTICALS, INC.
41 University Drive
Newtown, PA 18940
April 20, 2005
To Our Stockholders:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of CollaGenex Pharmaceuticals, Inc. at 8:30 A.M., local time, on Wednesday, May 25, 2005, at the Philadelphia Marriott Downtown Hotel, 1201 Market Street, Philadelphia, Pennsylvania 19107.
      The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.
      It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.
      Thank you for your continued support.

Sincerely,

Colin W. Stewart
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
APPROVAL OF 2005 EQUITY INCENTIVE PLAN
PROPOSAL THREE RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDERS’ PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
GENERAL

COLLAGENEX PHARMACEUTICALS, INC.
41 University Drive
Newtown, PA 18940
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2005
       The Annual Meeting of Stockholders of COLLAGENEX PHARMACEUTICALS, INC., a Delaware corporation, will be held at the Philadelphia Marriott Downtown Hotel, 1201 Market Street, Philadelphia, Pennsylvania 19107, on Wednesday, May 25, 2005, at 8:30 A.M., local time, for the following purposes:

(1) To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2) To approve the 2005 Equity Incentive Plan;

(3) To ratify the selection by the Audit Committee of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

(4) To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
      Holders of our common stock and Series D preferred stock of record at the close of business on April 13, 2005 are entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 41 University Drive, Newtown, Pennsylvania 18940, during ordinary business hours, for a period of 10 days prior to the Annual Meeting as well as on the day of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.
      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

Andrew K.W. Powell
Secretary
Newtown, Pennsylvania
April 20, 2005
Our 2004 Annual Report accompanies the Proxy Statement.

COLLAGENEX PHARMACEUTICALS, INC.
41 University Drive
Newtown, PA 18940

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CollaGenex Pharmaceuticals, Inc. (also referred to in this Proxy Statement as the “Company,” “CollaGenex,” “we” or “us”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, May 25, 2005 at the Philadelphia Marriott Downtown Hotel, 1201 Market Street, Philadelphia, Pennsylvania 19107 at 8:30 a.m., local time, and at any adjournment or adjournments thereof. Holders of record of our common stock, $.01 par value per share, and Series D cumulative convertible preferred stock, $.01 par value per share, as of the close of business on April 13, 2005, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were 14,414,677 shares of our common stock issued and outstanding and entitled to vote and 200,000 shares of our Series D preferred stock issued and outstanding and entitled to vote. Such shares of Series D preferred stock were, as of such date, convertible into 2,021,572 shares of common stock. Except for the proposal to elect the Series D Director (as hereinafter defined), as set forth below, each share of common stock is entitled to one vote on any matter presented at the Annual Meeting. The aggregate number of common stock votes entitled to be cast at the Annual Meeting is 16,436,249, including the 2,021,572 shares underlying the Series D preferred stock to be voted on an as converted to common stock basis. The holders of all classes of stock will vote as a single class for all proposals generally, except that only the holders of Series D preferred stock will vote as a separate class for the proposal to elect the Series D Director.
      If proxies in the accompanying form are properly executed and returned, the shares of common stock and Series D preferred stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock and Series D preferred stock represented by the proxies will be voted (i) FOR, as applicable, the election of the eight nominees named below as directors, (ii) FOR the approval of the 2005 Equity Incentive Plan, (iii) FOR the ratification of the selection by the Audit Committee of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005 and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.
      The presence, in person or by proxy, of holders of shares of our common stock, including the shares of common stock underlying the Series D preferred stock to be voted on an “as converted to common stock basis”, in the aggregate having a majority of the votes entitled to be cast by such holders at the Annual Meeting, shall constitute a quorum with respect to all matters except for the election of directors. The presence, in person or by proxy, of holders of shares of each of our common stock and our Series D preferred stock having a majority of the votes entitled to be cast by each respective class of stock at the Annual Meeting shall constitute a quorum with respect to the election of directors to be elected by each respective class. The affirmative vote by the holders of a plurality of the shares of common stock represented at the Annual Meeting, but not including the shares of common stock underlying the Series D preferred stock to be voted on an as converted to common stock basis, is required for the election of directors other than the Series D Director, provided a quorum of such stockholders is present in person or by proxy. The affirmative vote by the holders of a majority of the shares of Series D preferred stock represented at the Annual Meeting is required for the election of the Series D Director, provided a quorum is present. All actions proposed herein other than the election of directors may be taken upon the affirmative vote of stockholders possessing a majority of the requisite voting power represented at the Annual Meeting, provided a quorum is present in person or by proxy.
      Abstentions are included in the shares present at the Annual Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.
      This Proxy Statement, together with the related proxy cards, is being mailed to our stockholders on or about April 20, 2005. The Annual Report to Stockholders of the Company for the year ended December 31, 2004, including consolidated financial statements, is being mailed together with this Proxy Statement to all stockholders of record as of April 13, 2005. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 13, 2005.
PROPOSAL ONE
ELECTION OF DIRECTORS
      At the Annual Meeting, eight directors are to be elected (which number shall constitute our entire Board of Directors) to hold office until the 2006 Annual Meeting of Stockholders and until their successors shall have been elected and qualified. The holders of common stock, voting as a class, will elect seven directors. The holders of Series D preferred stock, voting as a class, will elect one director (referred to in this Proxy Statement as the “Series D Director”).
      It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as directors of the persons whose names and biographies appear below. All such persons are, at present, members of our Board of Directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by our Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.
      The current members of our Board of Directors, who are also nominees for election to our Board of Directors, are as follows:
Common Stock Directors:

		Served as a
Name	Age	Director Since	Position(s) with the Company

Colin W. Stewart	53	2003	President and Chief Executive Officer
Brian M. Gallagher, Ph.D.	57	1994	Director
Peter R. Barnett, D.M.D.	53	1997	Director
Robert C. Black	62	1999	Director
James E. Daverman	55	1995	Chairman of the Board and Director
Robert J. Easton	60	1993	Director
W. James O’Shea	55	2000	Director
Series D Preferred Stock Director:

		Served as a
Name	Age	Director Since	Position(s) with the Company

Robert A. Beardsley, Ph.D.	44	2004	Director

      The principal occupations and business experience, for at least the past five years, of each nominee are as follows:
      Mr. Stewart joined CollaGenex in December 2003 as President and Chief Executive Officer and has been a member of our Board of Directors since December 2003. From October 1998 until September 2003, Mr. Stewart served as the president and chief executive officer of Muro Pharmaceutical, Inc., a pharmaceutical manufacturer and distributor. From 1988 to 1998, Mr. Stewart was employed by the ASTA Medica Group in a number of sales, marketing and general management positions of increasing responsibility. Prior to 1988, Mr. Stewart was employed by Sterling-Winthrop, Ltd., a United Kingdom pharmaceutical company, for 13 years in sales and general management.
      Dr. Gallagher was our President and Chief Executive Officer from April 1994 until December 2003, has been a member of our Board of Directors since 1994 and was Chairman of the Board of Directors from March 2000 through December 2003. From 1988 until April 1994, Dr. Gallagher was employed by Bristol-Myers Squibb Company and its predecessor, Squibb Corporation, a global pharmaceutical company, in various executive positions, including strategic planning, worldwide product and business development and marketing. Dr. Gallagher serves on the board of directors of IMCOR Pharmaceutical Co., a specialty pharmaceutical company.
      Dr. Barnett has been a member of our Board of Directors since February 1997. Since March 2004, Dr. Barnett has been the president and owner of Star Ranch Dental Spa, a dental practice. From November 2003 to December 2004, Dr. Barnett served as an independent consultant in the managed care field. From November 2002 through October 2003, Dr. Barnett served as president, chief executive officer and director of Group Dental Service, Inc., a dental insurance company. From September 2001 to November 2002, he served as an independent healthcare consultant. From June 2000 to September 2001, Dr. Barnett was the president, chief executive officer and a member of the board of directors of HealthASPex, Inc., a claims technology firm. From January 1995 until May 2000, Dr. Barnett was the president and chief operating officer of United Dental Care, Inc., a managed dental benefits firm.
      Mr. Black has been a member of our Board of Directors since September 1999. He was president of the Zeneca Pharmaceuticals Division of AstraZeneca, Inc., a pharmaceutical company, until his retirement in June 1999.
      Mr. Daverman has been a member of our Board of Directors since November 1995 and became the Chairman of the Board of Directors in January 2004. Mr. Daverman is managing general partner of Redfish Partners, L.P., an investment and consulting company. Mr. Daverman also is a Senior Advisor to Robert W. Baird and Co. Incorporated, an investment banking organization, and Chairman of the Advisory Boards of Baird Venture Partners and Baird Capital Partners, Baird’s private equity businesses. Until his retirement in October 2003, Mr. Daverman served as managing general partner of Marquette Venture Partners, a venture capital investment company that he co-founded in 1986. Mr. Daverman serves on the board of directors of several privately-held companies.
      Mr. Easton has been a member of our Board of Directors since November 1993. Since May 2000, he has served as the chairman of Easton Associates, a healthcare consulting firm. From May 1996 to May 2000, Mr. Easton was the managing director of IBM Healthcare Consulting, Inc., a health care consulting firm. Mr. Easton serves on the board of directors of Cepheid, Inc., a company that develops, manufactures and markets fully integrated systems, as well as several privately-held companies.
      Mr. O’Shea has been a member of our Board of Directors since September 2000. Since October 1999, Mr. O’Shea has served as president and chief operating officer of Sepracor, Inc., a research-based pharmaceutical company.
      Dr. Beardsley has been a member of our Board of Directors since December 2004. Since January 2003, he has been president and chief executive officer of Kereos, Inc., a pharmaceutical research and development company. From July 2002 to September 2002, Dr. Beardsley was the acting chief executive officer of Metaphore Pharmaceuticals, a pharmaceutical company. From October 1997 to February 2002, Dr. Beardsley was a consultant for BioSeek, Inc., a drug discovery company. Dr. Beardsley serves on the board of directors of several privately-held companies.
      Pursuant to the terms of the Certificate of Designation, Preferences and Rights of Series D Cumulative Convertible Preferred Stock, as amended, the holders of the Series D preferred stock, acting as a single class, have the right to designate and elect one member of our Board of Directors. The holders of the Series D preferred stock have exercised such right by designating Dr. Beardsley to serve as a member of our Board of Directors.
      All directors will hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. None of our directors are related to any other director or to any of our executive officers.
      The Board of Directors recommends that stockholders, as applicable, vote FOR each of the nominees for the Board of Directors. Please note that proxies cannot be voted for a greater number of persons than the nominees named above.
CORPORATE GOVERNANCE
General
      We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the listing standards of the NASDAQ National Market.
      Based on this review, in January 2004, our Board of Directors adopted Corporate Governance Guidelines, which were amended in February 2005, a Code of Business Conduct and Ethics and charters for each of our Nominating and Corporate Governance Committee and Compensation Committee. In February 2004, we also amended and restated the charter for our Audit Committee. This section describes key corporate governance guidelines and practices that we have adopted. You can access our current committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics in the “Corporate Governance” section of our website located at www.collagenex.com or by writing to: Andrew K.W. Powell, c/o CollaGenex Pharmaceuticals, Inc., 41 University Drive, Newtown, Pennsylvania 18940.
Corporate Governance Guidelines
      The Board of Directors has adopted corporate governance guidelines to assist the Board of Directors in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board of Directors’ business, include that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board of Directors shall be independent directors;

•	the non-management/independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board of Directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Determination of Independence
      Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Messrs. Barnett, Beardsley, Black, Daverman, Easton or O’Shea, who comprise our Audit, Compensation and Nominating and Corporate Governance Committees, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules.
Director Candidates
      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to the members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board of Directors.
      In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Nominating and Corporate Governance Committee Charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.
      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Secretary, CollaGenex Pharmaceuticals, Inc., 41 University Drive, Newtown, Pennsylvania 18940. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
      The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Nominating and Corporate Governance Committee, subject to advice and assistance from our Chief Executive Officer and, if requested, our outside legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as considered appropriate.
      Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board of Directors considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

      Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Secretary, CollaGenex Pharmaceuticals, Inc., 41 University Drive, Newtown, Pennsylvania 18940.
Code of Business Conduct and Ethics
      We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted the Code of Business Conduct and Ethics on our website, which is located at www.collagenex.com. In addition, we intend to disclose on our website all disclosures that are required by law or NASDAQ National Market listing standards concerning any amendments to, or waivers from, any provision of the Code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.
Board of Directors and Attendance by Members of the Board of Directors at Meetings
      Our Board of Directors currently consists of Colin W. Stewart, Brian M. Gallagher, Ph.D., Peter R. Barnett, D.M.D., Robert C. Black, James E. Daverman, who serves as Chairman, Robert J. Easton, W. James O’ Shea and Robert A. Beardsley, Ph.D. Our Amended and Restated By-Laws currently provide that the total number of directors comprising our Board of Directors shall be such number as is fixed by our Board of Directors, but in no event less than one. Pursuant to the terms of the Certificate of Designation, Preferences and Rights of Series D Cumulative Convertible Preferred Stock, as amended, our Board of Directors shall consist of not less than five and not more than nine directors. Our Board of Directors has provided that our full Board of Directors shall be comprised of nine directors. Although we have nominated, and are only seeking to elect, eight members to our Board of Directors at this time, we are actively recruiting potential candidates for the one vacancy. This vacancy may be filled by the vote or written consent of a majority of our directors elected by the holders of record of our common stock, and shall serve until the next annual meeting of stockholders, unless earlier removed or such director resigns.
      There were eleven meetings of the Board of Directors during 2004, five of which were held telephonically. Except for Dr. Robert A. Beardsley, who became a member of our Board of Directors in December 2004, each director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he served as a director and the total number of meetings held by the committee on which he served during the period, if applicable.
      Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. Except for Dr. Beardsley who became a member of our Board of Directors in December 2004, all directors attended the 2004 Annual Meeting of Stockholders.
Committees of the Board of Directors
      The Board of Directors has established three standing committees — Audit, Compensation and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted on the Corporate Governance section of our website located at www.collagenex.com.
      The Board of Directors has determined that all of the members of each of the Board of Directors’ three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee of the Board of Directors
      The Audit Committee currently consists of James E. Daverman, Peter R. Barnett, who serves currently as Chairman, and Robert A. Beardsley, Ph.D., who joined the Audit Committee on December 7, 2004. Robert J. Easton served as a member of the Audit Committee until December 7, 2004. The Audit Committee was established in March 1996 and currently acts under a charter that was adopted and approved on May 8, 2000 and that was amended and restated in February 2004. The Audit Committee held nine meetings in 2004. It is anticipated that each of Messrs. Daverman, Beardsley and Barnett, if elected to the Board of Directors by our stockholders, will continue to serve on the Audit Committee. Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, our independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on pages 9 and 10 of this proxy statement).
      Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2004 with our management and independent registered public accounting firm. Additionally, the Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards (“SAS”) 61, has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm their independence. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors that the consolidated financial statements as of and for the year ended December 31, 2004 audited by KPMG LLP be included in our Annual Report on Form 10-K.
      The Board of Directors has determined that James Daverman is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee of the Board of Directors
      The Compensation Committee currently consists of W. James O’Shea, who serves as Chairman, Robert C. Black and Robert J. Easton. The Compensation Committee was established in March 1996 and currently acts under a charter adopted and approved in January 2004. The Compensation Committee held seven meetings in 2004. The primary responsibilities of the Compensation Committee include approving salaries and incentive compensation for our executive officers and administering our stock option plans. In addition, our Compensation Committee has the following principal duties:

•	annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation;

•	determining the Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to the Board of Directors with respect to the compensation of our other executive officers;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the Board of Directors with respect to director compensation.

Nominating and Corporate Governance Committee of the Board of Directors
      In January 2004, our Board of Directors reconstituted our Nominating Committee to expand its responsibilities and formed a Nominating and Corporate Governance Committee, which currently consists of Robert C. Black, who serves as Chairman, Peter R. Barnett and Robert J. Easton, who joined the Nominating and Corporate Governance Committee on December 7, 2004. Stephen A. Kaplan served as a member of the Nominating and Corporate Governance Committee from January 1, 2004 to December 7, 2004. The Nominating and Corporate Governance Committee currently acts under a charter adopted and approved in January 2004. The Nominating and Corporate Governance Committee held five meetings in 2004. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying and recommending nominees for election as directors and to each of the committees of the Board of Directors;

•	reviewing and assessing the adequacy of our corporate governance guidelines and recommending any proposed changes to our Board of Directors; and

•	overseeing an annual evaluation of the Board of Directors.
Compensation of Directors

2004 Director Compensation
      During 2004, each non-employee director was entitled to receive an annual retainer of $12,000, with the exception of Mr. Daverman, the Chairman of the Board of Directors, who received an annual retainer of $18,000, a fee of $2,000 for each regularly scheduled meeting of the Board of Directors attended in person and an annual fee of $1,000 for each Committee on which he served. We also provided reimbursement to directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors and other Company business.
      From time-to-time, members of the Board of Directors have been granted options to purchase shares of our common stock. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS.”
      On May 25, 2004, we granted options to purchase 12,000 shares of common stock to each non-employee director, except Mr. Daverman, our Chairman, who received options to purchase 18,000 shares of common stock, all of which were granted at an exercise price per share of $10.05, the fair market value on the date of grant. Such options vest in four equal annual installments commencing one year after the date of grant. Upon his appointment to the Board of Directors in December 2004, Dr. Beardsley was granted options to purchase 25,000 shares of common stock at an exercise price per share of $5.59, the fair market value on the date of grant. Such options vest in five equal annual installments commencing one year after the date of grant.

2005 Director Compensation
      During 2005, each non-employee director shall be entitled to receive an annual retainer, a fee for each regularly scheduled meeting of the Board of Directors attended in person and an annual fee for each Committee on which he serves and chairs. The table below sets forth the annual retainer, per board meeting fees, annual committee meeting fees and fees per Committee chaired, which will be paid to our non-employee directors in 2005:

			Annual Fee per	Annual Fee per
		Fee per Board	Committee	Committee
	Annual Retainer	Meeting Attended	Served	Chaired

James E. Daverman	$22,500	$3,000	$3,000	—
Peter R. Barnett, D.M.D.	$15,000	$2,000	$3,000	$10,000
Robert A. Beardsley, Ph.D.	$15,000	$2,000	$3,000	—
Robert C. Black	$15,000	$2,000	$3,000	$5,000
Robert J. Easton	$15,000	$2,000	$3,000	—
Brian M. Gallagher, Ph.D.	$15,000	$2,000	—	—
W. James O’Shea	$15,000	$2,000	—	$5,000
      We will also provide reimbursement to directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors and other Company business.
      Upon re-election at the Company’s annual meetings of stockholders, each non-employee director shall automatically be granted an option to purchase 12,000 shares of common stock, with the exception of Mr. Daverman who shall be granted an option to purchase 18,000 shares of the common stock, at an exercise price per share equal to the then current fair market value per share. All such options shall become exercisable in four equal annual installments commencing one year after the date of grant, provided that the optionee then remains a director. Pursuant to our 1996 Non-Employee Director Stock Option Plan, each new non-employee director is automatically granted an option to purchase 25,000 shares of common stock, at an exercise price per share equal to the then current fair market value per share. All such options become exercisable in five equal annual installments commencing one year after the date of grant, provided that the optionee then remains a director. The right to exercise annual installments of options under the Non-Employee Plan will be reduced proportionately based on the optionee’s actual attendance at meetings of the Board of Directors if the optionee fails to attend at least 75% of the meetings of the Board of Directors held in any calendar year.
Report of the Audit Committee of the Board of Directors
      The Audit Committee has furnished the following report:
To the Board of Directors of CollaGenex Pharmaceuticals, Inc.:
      The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2004 and has discussed these consolidated financial statements with our management and our independent registered public accounting firm. Management is responsible for the preparation of our consolidated financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.
      The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that they are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards (SAS) 61 (Communication with

Audit Committees). SAS 61 requires our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.
      Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from CollaGenex. The Audit Committee also considered whether the independent registered public accounting firm provision of certain other non-audit related services to us is compatible with maintaining such registered public accounting firm’s independence.
      Based on its discussions with management and the independent registered public accounting firm, and its review of the representations by management and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

Peter R. Barnett, D.M.D.
Audit Committee Chairman

James E. Daverman
Audit Committee Member

Robert J. Easton
Audit Committee Member

Robert A. Beardsley, Ph.D.
Audit Committee Member

Independent Registered Public Accounting Firm’s Fees and Other Matters
      The following table summarizes the fees billed to us for professional services rendered by KPMG LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2004	2003

Audit Fees	$295,345	$191,500
Audit-Related Fees	$—	$—
Tax Fees	$6,980	$43,870
All Other Fees	$—	$—

Total Fees	$302,325	$235,370

Audit Fees
      Audit fees consist of fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

Audit-Related Fees
      There were no fees to report in this category for 2004 and 2003.

Tax Fees
      Tax fees consist of fees for tax compliance, tax advice and tax planning services and were $6,980 of the total tax fees billed in 2004 and $43,870 of the total tax fees billed in 2003.

All Other Fees
      There were no fees to report in this category for 2004 and 2003.

Audit Committee Pre-Approval Policy and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.
      All engagements entered into with KPMG LLP subsequent to May 6, 2003, were approved in accordance with the procedures described above.

EXECUTIVE OFFICERS
      The following table identifies our current executive officers:

			In Current
Name	Age	Capacities in Which Served	Position Since

Colin W. Stewart	53	President, Chief Executive Officer and Director	December 2003
Nancy C. Broadbent(1)	49	Chief Financial Officer and Treasurer	March 1996
David F. Pfeiffer(2)	42	Senior Vice President, Sales and Marketing	December 2000 (Vice President, Marketing since June 1997)
Klaus Theobald(3)	49	Senior Vice President and Chief Medical Officer	January 2004
Andrew K. W. Powell(4)	47	Vice President, General Counsel and Secretary	September 2004

(1)	Ms. Broadbent joined CollaGenex in March 1996 as Chief Financial Officer, Treasurer and Secretary.

(2)	Mr. Pfeiffer joined CollaGenex in June 1997 as Vice President, Marketing. He was promoted to Senior Vice President, Sales and Marketing in December 2000. From September 1995 until June 1997, Mr. Pfeiffer served as Director of Marketing, Health Management Services, for SmithKline Beecham.

(3)	Dr. Theobald joined CollaGenex in January 2004 as Senior Vice President and Chief Medical Officer. From February 2003 to January 2004, Dr. Theobald was pursuing personal interests. Prior to joining CollaGenex, from June 2002 to February 2003, Dr. Theobald was the president and chief executive officer of Allergenics, Inc., a biotechnology company focused on oral protein delivery. From March 2001 to April 2002, Dr. Theobald was the chief medical officer of Genesis Therapeutics, a subsidiary of Aventis Behring. From May 1996 to May 2002, Dr. Theobald held various senior positions at Aventis Behring and its predecessor companies.

(4)	Mr. Powell joined CollaGenex in September 2004 as Vice President, General Counsel and Secretary. From June 1989 to July 2004, Mr. Powell was associate general counsel for Baxter International Inc., a global healthcare and biotechnology company.
      No family relationships exist between any of our executive officers and our directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to our equity securities with the Securities and Exchange Commission. All reporting persons are required by the Securities and Exchange Commission’s regulations to furnish us with copies of all reports that such reporting persons file with the Securities and Exchange Commission pursuant to Section 16(a).
      Based solely on our review of the copies of such forms received by us and upon written representations of our reporting persons received by us, except as described below, each such reporting person has filed all of their respective reports pursuant to Section 16(a) on a timely basis. James E. Daverman failed to timely file a Form 4 with respect to the grant of stock options on January 29, 2004. Mr. Daverman filed such information on a Form 4 with the Securities and Exchange Commission on February 11, 2004. Each of James W. O’Shea,

James E. Daverman, Peter R. Barnett, D.M.D., Robert J. Easton, Robert C. Black and Brian M. Gallagher failed to timely file a Form 4 with respect to the grant of stock options on May 25, 2004. Messrs. O’Shea, Daverman, Barnett, Easton, Black and Gallagher filed such information on a Form 4 with the Securities and Exchange Commission on June 17, 2004. Brian M. Gallagher failed to timely file a Form 4 with respect to the grant of stock options on June 18, 2004. Mr. Gallagher filed such information on a Form 4 with the Securities and Exchange Commission on June 23, 2004. Nancy C. Broadbent failed to timely file a Form 4 with respect to the exercise of stock options on July 27, 2004. Ms. Broadbent filed such information on a Form 4 with the Securities and Exchange Commission on August 3, 2004.
EXECUTIVE COMPENSATION

Summary of Compensation in Fiscal Years 2004, 2003 and 2002
      The following Summary Compensation Table sets forth information concerning compensation during the years ended December 31, 2004, 2003 and 2002 for services in all capacities awarded to, earned by or paid to each person who served as our Chief Executive Officer at any time during 2004, each other of our executive officers as of December 31, 2004 and certain individuals who served as executive officers during a part of 2004, whose aggregate cash compensation exceeded $100,000 at the end of 2004 (collectively referred to as the “Named Executives”).
SUMMARY COMPENSATION TABLE

				Long-Term
		Annual		Compensation
		Compensation(1)		Awards

				Securities
				Underlying	All Other
	Year	Salary ($)	Bonus ($)	Options (#)	Compensation ($)
Name and Principal Position(a)	(b)	(c)	(d)	(g)	(i)

Colin W. Stewart(2)	2004	350,000	141,750	—	44,703	(3)(4)
President, Chief Executive Officer	2003	22,538	50,000	300,000	—
and Director
Nancy C. Broadbent	2004	230,000	90,160	26,000	6,036	(3)
Chief Financial Officer and Treasurer	2003	222,789	86,112	24,000	—
	2002	216,300	72,807	30,000	—
David F. Pfeiffer	2004	246,000	83,640	26,000	244,716	(3)(5)
Senior Vice President, Sales and	2003	238,702	91,840	24,000	—
Marketing	2002	231,750	72,759	40,000	—
Klaus Theobald(6)	2004	236,743	77,500	80,000	1,266	(3)
Senior Vice President and Chief Medical Officer
Andrew K.W. Powell(7)	2004	62,727	16,500	70,000	172,061	(8)(9)
Vice President, General Counsel and					—
Secretary					—

(1)	In accordance with the rules of the Securities and Exchange Commission, the costs of certain perquisites and other personal benefits are not included because they did not exceed, in the case of each Named Executive, the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executives for the fiscal years reported in the above table.

(2)	On December 8, 2003, Mr. Stewart joined CollaGenex as President and Chief Executive Officer and a member of our Board of Directors. During 2003 and 2004, Mr. Stewart’s annual base salary compensation was $350,000.

(3)	The amounts listed in the category of “All Other Compensation” consist, in part, of Company contributions to disability and medical insurance. In 2004, these amounts were:

(a)	Disability Premium — Mr. Stewart, $1,387; Ms. Broadbent, $1,447; Mr. Pfeiffer, $1,447; and Dr. Theobald, $1,266.

(b)	Medical Premium — Ms. Broadbent, $4,589 and Mr. Pfeiffer, $4,589.

(4)	Mr. Stewart was paid $43,316 for moving-related expenses in 2004.

(5)	Pursuant to an Incentive Bonus Agreement dated August 27, 2003 between the Company and Mr. Pfeiffer, in September 2004 Mr. Pfeiffer received an incentive bonus equal to $238,680. Under the terms of such Agreement, the incentive bonus was payable only if (i) Mr. Pfeiffer remained actively employed with the Company through August 27, 2004, or (ii) the Company terminated Mr. Pfeiffer’s employment without cause prior to August 27, 2004.

(6)	On January 21, 2004, Dr. Theobald joined CollaGenex as Senior Vice President and Chief Medical Officer. During 2004, Dr. Theobald’s annual base salary compensation was $249,600.

(7)	On September 23, 2004, Mr. Powell joined CollaGenex as Vice President, General Counsel and Secretary. During 2004, Mr. Powell’s annual base salary compensation was $230,000.

(8)	Mr. Powell was paid a bonus of $25,000 in connection with the commencement of his employment with the Company in September 2004.

(9)	Mr. Powell was paid $147,061 for moving-related expenses in 2004.

Option Grants in 2004
      The following table sets forth information concerning individual grants of stock options made during 2004 to each of the Named Executives.
OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

		Percent of			Potential Realizable
	Number of	Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation for
	Options	Employees	or Base		Option Term(3)
	Granted	in Fiscal	Price	Expiration
Name	(#)	Year(1)	($/Sh)(2)	Date	5% ($)	10% ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Colin W. Stewart	—	—	—	—	—	—
Nancy C. Broadbent	26,000	4.1	$10.23	1/29/2014	167,273	423,904
David F. Pfeiffer	26,000	4.1	$10.23	1/29/2014	167,273	423,904
Klaus Theobald	80,000	12.7	$10.46	1/21/2014	526,259	1,333,644
Andrew K.W. Powell	70,000	11.1	$6.70	9/23/2014	294,952	747,465

(1)	Based on an aggregate of 627,850 options granted to employees in 2004, including options granted to the Named Executives.

(2)	Based on a grant date fair market value equal to the grant date exercise price per share of the applicable option for each of the Named Executives and assumes no adjustments to the grant date exercise price.

(3)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compound rates of appreciation (5% and 10%) on the market value of the common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts will be received by the option holder.

Aggregated Option Exercises in 2004 and Year End Option Values
      The following table sets forth information concerning each exercise of options during 2004 by each of the Named Executives and the year end value of unexercised in-the-money options.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

Value of
			Number of Securities	Unexercised
			Underlying Unexercised	In-the-Money
			Options at	Options at Fiscal
	Shares		Fiscal Year-End (#)	Year-End ($)(1)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable
(a)	(b)	(c)	(d)	(e)

Colin W. Stewart	—	—	60,000/240,000	0/0
Nancy C. Broadbent	5,000	24,850	145,000/74,000	125,423/21,525
David F. Pfeiffer	—	—	190,000/90,000	62,698/34,440
Klaus Theobald	—	—	0/80,000	0/0
Andrew K.W. Powell	—	—	0/70,000	0/44,800

(1)	Based on a year end fair market value of the underlying securities equal to $7.34 per share, less the exercise price payable for such shares.
Employment Contracts, Termination of Employment and Change-in-Control Arrangements
      We have executed indemnification agreements with each of our executive officers and directors pursuant to which we have agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if any such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of the Company. In general, our employees are covered by confidentiality agreements.
      On September 18, 2002, we entered into change of control agreements with each of Ms. Broadbent and Mr. Pfeiffer, with Mr. Stewart on December 8, 2003, with Dr. Theobald on February 1, 2004 and with Mr. Powell on September 23, 2004. In the event the employment of Ms. Broadbent or Messrs. Stewart, Theobald, Pfeiffer or Powell is terminated as a result of an Involuntary Termination within 24 months of a Change of Control (each as defined in such agreements), the change of control agreements provide for, among other things (i) a lump sum payment of 1.5 times base salary and 1.5 times the average bonus paid for the three fiscal years prior to the Termination Date (as defined in the agreements), (ii) health coverage and benefits for a period of 24 months and (iii) certain outplacement/administrative support for a period of 18 months. In addition, if a Change of Control occurs while Ms. Broadbent or Messrs. Stewart, Theobald, Pfeiffer or Powell is employed by CollaGenex, regardless of whether their employment relationship with CollaGenex continues following such Change of Control, then all stock options granted to these individuals prior to the Change of Control shall become fully vested and exercisable as of the date of the Change of Control to the extent such stock options are outstanding and unexercisable at the time of such termination.
      In addition, each of Ms. Broadbent and Mr. Pfeiffer have agreed that during the term of his or her employment and for a period of two years thereafter, they will not directly or indirectly provide services to or for any business engaged in research regarding the development, manufacture, testing, marketing or sale of collagenase inhibiting drugs for application in periodontal disease or any other application which, during the period of their employment with us, is either marketed or in advanced clinical development by us. Pursuant to the terms of the Transition Agreement and Release we entered into with Dr. Gallagher on March 18, 2003, Dr. Gallagher agreed that until September 18, 2004, he would not engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by us while Dr. Gallagher was our employee.
      During 2003, we commenced an executive search for a successor President and Chief Executive Officer to Dr. Gallagher, and on December 8, 2003, we hired Colin W. Stewart as the successor to Dr. Gallagher. We executed a Transition Agreement and Release with Dr. Gallagher, pursuant to which we compensated Dr. Gallagher for, among other things, his services during the transition period and in recognition of his historical contributions to CollaGenex. Under the terms of such agreement, Dr. Gallagher was eligible for a one-time, lump sum bonus of $150,000, which was paid to Dr. Gallagher in connection with his separation from CollaGenex. Of such amount, $50,000 was earned by Dr. Gallagher automatically on the date of his separation from the Company and $100,000 was paid on such date based upon his performance prior to separation. We also agreed to reimburse Dr. Gallagher for certain COBRA premiums, or to make certain comparable payments to Dr. Gallagher, for a period of 24 months following his separation from CollaGenex. We also paid Dr. Gallagher a lump sum of $15,000 at the time of separation for certain expenses. In addition, effective upon the execution of such agreement, we accelerated Dr. Gallagher’s right to exercise all unvested stock options previously granted to him and the exercise dates for certain of Dr. Gallagher’s options were extended to the latest date on which the options would have expired according to their respective terms.
      As a result of the Transition Agreement and Release, we recognized a non-cash compensation charge relating to modifications of Dr. Gallagher’s stock option agreements of approximately $251,000 in 2003. We also agreed to reimburse Dr. Gallagher for certain excise taxes, if any, imposed on him in connection with such agreement. We also entered into a consulting agreement with Dr. Gallagher pursuant to which he will provide consulting services to us for a period of 24 months following the appointment of Mr. Stewart. Under such agreement, Dr. Gallagher provided approximately 80 hours of consulting services to CollaGenex during the first two months following his separation and has agreed to provide approximately 15 hours per month thereafter through the second anniversary date of his separation from CollaGenex. Dr. Gallagher shall provide such services as an independent contractor at a rate of $27,037.50 per month through December 8, 2005.
      We entered into an Incentive Bonus Agreement with an effective date of August 27, 2003, with David F. Pfeiffer, our Senior Vice President, Sales and Marketing, pursuant to which Mr. Pfeiffer was entitled to receive, in certain circumstances, an incentive bonus equal to his annual base salary. Pursuant to the terms of such agreement, the incentive bonus was payable only if (i) Mr. Pfeiffer remained actively employed with us through August 27, 2004 or (ii) we terminated Mr. Pfeiffer’s employment without cause prior to August 27, 2004. In September 2004, Mr. Pfeiffer received an incentive bonus of $238,680.
      On January 21, 2004, upon his joining the Company as Senior Vice President and Chief Medical Officer, we entered into a Non-Statutory Stock Option Agreement with Dr. Theobald. Dr. Theobald was granted options to purchase 80,000 shares of common stock at an exercise price of $10.46. Such options have a ten year duration and vest in five equal annual installments commencing one year after the date of grant.
      On September 23, 2004, upon his joining the Company as Vice President, General Counsel and Corporate Secretary, we entered into a Non-Statutory Stock Option Agreement with Mr. Powell, pursuant to which we granted inducement stock options to Mr. Powell, effective the date of commencement of his employment. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 70,000 non-qualified stock options, exercise price equal to the fair market value on the grant date, which was the last sale price on September 23, 2004, or $6.70 per share, ten year duration and vesting in five equal annual installments commencing one year after the date of grant.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee currently consists of, and during 2004 consisted of, W. James O’Shea, who serves as Chairman, Robert C. Black and Robert J. Easton. There are no, and during 2004 there were no, Compensation Committee interlocks.

      As of April 1, 2005, Mr. Easton, in his individual capacity, held 26,409 shares of our common stock. Such shares of common stock include those shares of common stock which were previously issued by us upon conversion of our Series A preferred stock, Series B preferred stock and Series C preferred stock previously held by Mr. Easton. As of April 1, 2005, Mr. Easton also held 2,000 shares of our Series D preferred stock which were convertible into 20,216 shares of our common stock as of such date.
      In September 1995, we entered into a registration rights agreement with each of the then holders of our Series A, Series B and Series C redeemable preferred stock pursuant to which we have granted certain registration rights to such stockholders. Pursuant to such registration rights agreement, at any time beginning six months after June 20, 1996, the effective date of our initial public offering, the holders of at least a majority of the common stock issued upon the conversion of the Series A, Series B and Series C redeemable preferred stock (referred to collectively as the “Registrable Securities”) have the right, subject to certain restrictions set forth in the registration rights agreement, to require that we register the Registrable Securities requested by such holders at our expense (on no more than two occasions) on either a Form S-1, Form S-2 or Form S-3 Registration Statement under the Securities Act of 1933, as amended. We are not, however, required to register any Registrable Securities unless such shares represent at least 10% of our outstanding shares of common stock, or, if less than 10%, if the anticipated aggregate offering price exceeds $1,000,000.
      The holders of Registrable Securities also have the right to an unlimited number of registrations on Form S-3 under the Securities Act of 1933, as amended. We are not, however, required to effect such a registration unless the requesting holders reasonably anticipate having an aggregate disposition price of at least $500,000.
      Also in September 1995, we granted to the then holders of Series A, Series B and Series C redeemable preferred stock certain rights to participate in certain future offerings undertaken by us. Such rights to participate require that, with certain exceptions including, but not limited to, an underwritten public offering, any time we propose to issue, sell or exchange, or reserve therefor, any securities, we must first offer to sell to each of the pre-conversion holders of Series A, Series B and Series C redeemable preferred stock their respective pro rata share of such securities at a price and on terms identical to the price and terms of the securities proposed to be issued, sold or exchanged in the applicable offering.
      In May 1999, we entered into a Stockholder and Registration Rights Agreement with each of the holders of our Series D preferred stock pursuant to which, among other things, we registered on a Registration Statements on Form S-3 all of the shares of our common stock underlying the shares of Series D preferred stock and all of the shares of common stock issued as dividends on the Series D preferred stock to the holders thereof. We are obligated to keep current each such Registration Statement on Form S-3 until such time as all of the shares of common stock registered thereunder have been sold or are otherwise exempt from registration.
      The holders of at least a majority of the Series D preferred stock also have the right, subject to certain restrictions, to require us to register the shares of common stock underlying their Series D preferred stock on a Registration Statement on Form S-1 at our expense (on no more than two occasions). Also, pursuant to the Stockholder and Registration Rights Agreement, if we propose to register any of our securities under the Securities Act of 1933, as amended, for sale to the public, the holders of the Series D preferred stock have certain piggyback registration rights with respect to the shares of common stock underlying their Series D preferred stock at our expense, subject to certain restrictions. In addition, if we grant registration rights to the holders of any of our securities that are more favorable than the registration rights granted under the Stockholder and Registration Rights Agreement, then the holders of the Series D preferred stock shall be deemed to have been granted such superior registration rights as well with respect to the shares of common stock underlying their Series D preferred stock. Also pursuant to the terms of the Stockholder and Registration Rights Agreement, the holders of Series D preferred stock have certain rights of first refusal with respect to certain stock issuances by us, beginning twelve months after the date of initial issuance of the Series D preferred stock.

Performance Graph
      The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Biotechnology Index (capitalization weighted) for the period beginning on January 1, 2000 and ending on the last day of our last completed fiscal year.
COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)
Among CollaGenex, the Nasdaq Composite Index and the
Nasdaq Biotechnology Index
(Capitalization Weighted)

	Base Period
Company/	January 1,	June 30,	December 31,	June 30,	December 31,	June 30,	December 31,	June 30,	December 31,	June 30,	December 31,
Index Name	2000	2000	2000	2001	2001	2002	2002	2003	2003	2004	2004

CGPI	$100.00	$37.52	$14.76	$32.80	$32.40	$29.60	$37.96	$53.04	$44.52	$37.60	$29.36

NASDAQ	$100.00	$97.46	$60.71	$53.09	$47.93	$35.96	$32.82	$39.88	$49.23	$50.32	$53.46

NASDAQ BIOTECH	$100.00	$119.78	$106.77	$99.80	$89.47	$50.23	$48.91	$67.23	$71.29	$74.75	$75.66

(1)	Graph assumes $100 invested on January 1, 2000 in our common stock, the Nasdaq Composite Index and the Nasdaq Biotechnology Index (capitalization weighted).

(2)	Total return assumes reinvestment of dividends.

(3)	Year ended December 31.
Compensation Committee Report on Executive Compensation
      The Compensation Committee has furnished the following report:
      The Compensation Committee is comprised of three non-employee directors and currently acts under a charter adopted and approved in January 2004. The Compensation Committee recommends, and the Board of Directors approves, all matters relating to executive compensation, including setting and administering policies governing executive salaries, bonuses (if any) and stock option awards (if any). The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Compensation Committee meets at least twice annually to set performance objectives for the Chief Executive Officer and to determine the annual compensation of the Chief Executive Officer and our other senior executives. The Chief Executive Officer is not present during the discussion of his compensation.

Executive Compensation Policy
      The goal of our executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting and retaining qualified senior management. In order to continually attract and retain highly experienced executives, our compensation packages for senior executives are highly competitive with those paid to executives of other emerging pharmaceutical companies.

Compensation Mix
      Our executive compensation packages generally include three components: base salary, a discretionary annual cash bonus and stock options.

Base Salary
      The Compensation Committee seeks to establish base salaries for each position and level of responsibility that are competitive with those of executive officers at other emerging pharmaceutical companies.

Discretionary Cash Bonus
      The Compensation Committee believes that discretionary cash bonuses are important to motivate and reward executive officers. However, cash bonuses are not guaranteed. Annual cash bonuses are awarded to executives based on their achievements against a stated list of objectives developed at the beginning of each year by senior management and the Compensation Committee. Such objectives are reviewed and approved by the Board of Directors.

Stock Options
      Stock option grants are designed to align the long-term interests of our executives with those of our stockholders by rewarding executives for increasing stockholder value. All executive officers are awarded option grants upon joining the Company that are competitive with those at comparable emerging pharmaceutical companies. In addition, the Compensation Committee may award additional stock option grants annually. When granting stock options, the Compensation Committee considers the recommendation of our Chief Executive Officer and the relative performance and contributions of each officer compared to that of other officers within the Company with similar levels of responsibility. The Compensation Committee has in the past granted, and may continue to grant from time to time in the future, options to our executive officers containing target milestones with respect to the trading price of our common stock and accelerated vesting upon the achievement of such milestones.

Compensation of the Chief Executive Officer
      In establishing the Chief Executive Officer’s compensation package, the Compensation Committee seeks to maintain a level of total current compensation that is competitive with that paid to chief executive officers of other comparable emerging pharmaceutical companies. In addition, in order to align the Chief Executive Officer’s interests with the interests of our stockholders, the Compensation Committee attempts to make a substantial portion of the value of the Chief Executive Officer’s total compensation dependent on the appreciation of our stock price. The Chief Executive Officer’s performance is evaluated annually by the Compensation Committee against a stated list of short, medium and long term objectives developed by the Compensation Committee at the beginning of each year and approved by the Board of Directors. In establishing Mr. Stewart’s compensation, we examined Mr. Stewart’s prior experience and breadth of knowledge, as well as the size, complexity and historical performance of our business, our position as compared to our peers in the industry and the specific challenges we face. Mr. Stewart’s base salary during 2004 remained at $350,000. Mr. Stewart’s base salary for fiscal 2005 was increased to $364,000 and in fiscal year 2005, he was granted an option to purchase 70,900 shares of the Company’s common stock.

Tax Considerations
      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid to the company’s CEO and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Compensation Committee Members:

W. James O’Shea, Chairman
Robert C. Black, Member
Robert J. Easton, Member
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS
      There were, as of April 1, 2005, approximately 105 holders of record and approximately 4,980 beneficial holders of our common stock. The following table sets forth certain information, as of April 1, 2005, with respect to holdings of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of the common stock outstanding as of such date, based on currently available Schedules 13D and 13G filed with the SEC, (ii) each of our directors (which includes all nominees) and Named Executives, and (iii) all directors and executive officers as a group.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(1)		Class(2)

(i) Certain Beneficial Owners:
Oaktree Capital Management, LLC	1,874,594	(3)	11.5%
OCM Principal Opportunities Fund, L.P.
333 South Grand Avenue, 28th Floor Los Angeles, California 90071
Zesiger Capital Group LLC	1,121,600	(4)	7.8%
320 Park Avenue, 30th Floor New York, New York 10022
Wellington Management Company, LLP	1,258,415	(5)	8.7%
75 State Street Boston, Massachusetts 02109
SZ Investments, L.L.C.	1,050,000	(6)	7.3%
Chai Trust Company, L.L.C.
Two North Riverside Plaza, Suite 600 Chicago, Illinois 60606
Talon Asset Management, Inc.	931,840	(7)	6.5%
One North Franklin Suite 900 Chicago, IL 60606

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(1)		Class(2)

(ii) Directors (which includes all nominees) and Named Executives:
Colin W. Stewart	75,000	(8)	*
Brian M. Gallagher, Ph.D.	537,800	(9)	4.0%
Nancy C. Broadbent	235,875	(10)	1.6%
David F. Pfeiffer	246,000	(11)	1.7%
Peter R. Barnett, D.M.D.	43,078	(12)	*
Robert Black	39,178	(13)	*
James E. Daverman	96,424	(14)	*
Robert J. Easton	90,253	(15)	*
Robert A. Beardsley, Ph.D.	100	(16)	*
W. James O’Shea	35,428	(17)	*
Klaus Theobald	16,000	(18)	*
Andrew K.W. Powell	800	(19)	*
(iii) All Directors and executive officers as a group (12 persons)	1,415,936	(20)	9.1%

*	Less than 1%

(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons and entities named in the table have sole voting and investment power with respect to all shares.

(2)	Applicable percentage of ownership for each holder is based on 14,410,677 shares of common stock outstanding on April 1, 2005, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after April 1, 2005.

(3)	Information is based on a Schedule 13D dated October 14, 2003 as filed with the Securities and Exchange Commission. Includes 1,789,090 shares of common stock issuable upon the conversion of 177,000 shares the Series D preferred stock held thereby, 62,933 shares of common stock, including shares of common stock issued in payment of dividends on the Series D preferred stock and 22,589 shares of common stock issuable upon exercise of certain options for which it has sole voting power and sole dispositive power.

(4)	Information is based on a Schedule 13G (Amendment No 7) dated February 14, 2005 as filed with the Securities and Exchange Commission. Zesiger Capital Group LLC, in its capacity as investment adviser, may be deemed to beneficially own 1,121,600 shares of common stock, which shares are held of record by clients of Zesiger Capital Group LLC. Zesiger Capital Group LLC reports that it has sole power to vote or direct the vote of 855,500 shares and sole power to dispose or direct the disposition of 1,121,600 shares.

(5)	Information is based on a Schedule 13G dated February 14, 2005 as filed with the Securities and Exchange Commission. According to such Schedule 13G, Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own 1,258,415 shares of common stock, which shares are held of record by clients of Wellington Management Company, LLP. Wellington Management Company, LLP reports that it has shared power to vote or direct the vote of 1,144,115 shares and shared power to dispose or direct the disposition of 1,258,415 shares, while its clients have the right to receive, or direct the receipt of, dividends from, or proceeds from the sale of, such shares.

(6)	Information is based on a Schedule 13G dated February 4, 2005 as filed with the Securities and Exchange Commission. Each of SZ Investments, L.L.C. and Chai Trust Company, L.L.C. beneficially own 1,050,000 shares of common stock. Each of SZ Investments, L.L.C. and Chai Trust Company, L.L.C. reports that it has shared power to vote or direct the vote of 1,050,000 shares.

(7)	Information is based on a Schedule 13G dated February 11, 2005 as filed with the Securities and Exchange Commission. Talon Asset Management, Inc. reports that it beneficially owns 931,840 shares of common stock. Talon Asset Management, Inc. reports that it has shared power to vote or direct the vote and shared power to dispose or direct the disposition of 931,840 shares. The shares are either (a) held on behalf of discretionary clients of Talon Asset Management, Inc. or (b) held on behalf of Talon Opportunity Partners, L.P., as manager of Talon Opportunity Managers, L.L.C., the general partner of Talon Opportunity Partners, L.P. To the knowledge of Talon Asset Management, Inc., no client has the right to receive dividends or direct the proceeds from the sale of interests relating to more than 5% of the class. From time to time, Talon Opportunity Partners, L.P. may make distributions of partnership income to limited partners, none of which has an interest relating to more than 5% of the class.

(8)	Includes 60,000 shares of common stock underlying options which are or may be exercisable as of April 1, 2005 or 60 days after such date.

(9)	Includes 398,000 shares of common stock underlying options which are or may be exercisable as of April 1, 2005 or 60 days after such date.

(10)	Includes 176,000 shares of common stock underlying options which are or may be exercisable as of April 1, 2005 or 60 days after such date. Also includes 2,000 shares of common stock held in the name of Ms. Broadbent’s spouse and 1,000 shares of common stock held in the name of Ms. Broadbent’s parent, who resides with Ms. Broadbent.

(11)	Includes 238,500 shares of common stock underlying options which are or may be exercisable as of April 1, 2005 or 60 days after such date.

(12)	Includes 39,178 shares of common stock underlying options which are exercisable as of April 1, 2005 or 60 days after such date.

(13)	Includes 39,178 shares of common stock underlying options which are exercisable as of April 1, 2005 or 60 days after such date.

(14)	Includes 41,154 shares of common stock underlying options which are exercisable as of April 1, 2005 or 60 days after such date.

(15)	Includes 39,178 shares of common stock underlying options which are exercisable as of April 1, 2005 or 60 days after such date. Also includes 20,216 shares of common stock issuable upon the conversion of 2,000 shares of the Series D preferred stock held by Mr. Easton and 26,409 shares of common stock, including shares of common stock issued in payment of dividends on such Series D preferred stock. Also includes 4,450 shares of common stock held as trustee for the Rachel Easton Charitable Trust.

(16)	Dr. Beardsley indirectly owns 100 shares of common stock through a 401(k) plan.

(17)	Includes 35,428 shares of common stock underlying options which are exercisable as of April 1, 2005 or 60 days after such date.

(18)	Includes 16,000 shares of common stock underlying options which are exercisable as of April 1, 2005 or 60 days after such date.

(19)	Includes 600 shares of common stock held by Mr. Powell and 200 shares of common stock by Mr. Powell’s minor child.

(20)	See Notes 8 through 19.

Series D Preferred Stock
      There were, as of April 1, 2005, six holders of record of our Series D preferred stock. The following table sets forth certain information, as of April 1, 2005, with respect to the beneficial ownership of our Series D preferred stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of Series D preferred stock outstanding as of such date, (ii) each of our directors (which includes all nominees) and Named Executives who beneficially own shares of Series D preferred stock, and (iii) all directors and executive officers as a group.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(1)		Class(2)

(i) Certain Beneficial Owners:
OCM Principal Opportunities Fund, L.P.	177,000	(3)	88.5%
Richard A. Horstmann	10,000	(4)	5.0%
Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P.	10,000	(5)	5.0%

(ii) Directors (which includes all nominees) and Named Executives:
Robert J. Easton	2,000	(6)	1.0%

(iii) All Directors and executive officers as a group (12 persons)	2,000	(6)	1.0%

(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons and entities named in the table have sole voting and investment power with respect to all shares.

(2)	Applicable percentage of ownership is based on 200,000 shares of Series D preferred stock outstanding on April 1, 2005.

(3)	Such shares of Series D preferred stock are convertible into 1,789,090 shares of common stock.

(4)	Such shares of Series D preferred stock are convertible into 101,079 shares of common stock.

(5)	Of such shares of Series D preferred stock, 9,722 shares are held by Marquette Venture Partners II, L.P. and are convertible into 98,269 shares of common stock. Also, of such shares of Series D preferred stock, 278 shares are held by MVP II Affiliates Fund, L.P. and are convertible into 2,810 shares of common stock.

(6)	Such shares of Series D preferred stock are convertible into 20,216 shares of common stock.
Equity Compensation Plan Information
      The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2004:

	Number of		Number of Securities
	Securities to be		Remaining Available for
	Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
	and Rights	and Rights	Column (a))
Plan Category	(a)	(b)	(c)

(i) Equity compensation plans approved by security holders
Option Plans(1):	2,404,008	$10.41	608,819
(ii) Equity compensation plans not approved by security holders(2)(3):	907,215	$8.01	—
Total	3,311,223	$9.75	608,819

(1)	Includes information regarding the following stockholder-approved equity compensation plans: (i) 1992 Stock Option Plan, as amended; (ii) 1996 Stock Option Plan, as amended; and (iii) 1996 Non-Employee Director Stock Option Plan, as amended.

(2)	With respect to the 2005 Equity Incentive Plan, this table excludes the 1,000,000 shares that would be available for issuance if the proposal set forth herein to approve the 2005 Equity Incentive Plan is approved at the Annual Meeting.

(3)	The following describes the material features of our equity compensation plans that have not been approved by our security holders, as set forth in the above table:
      On March 12, 2001, we consummated a private equity offering of 1,500,000 shares of common stock for an aggregate purchase price of $7.5 million. The investors in such financing were issued warrants to purchase an aggregate of 400,000 shares of our common stock, which were exercisable for up to three years from the date of such financing at an exercise price per share of $6.00. We also issued to our financial advisor in such financing warrants to purchase an aggregate of 150,000 shares of our common stock, which were exercisable for up to three years from the date of such financing at an exercise price per share of $5.70. As of December 31, 2004, all such warrants were exercised in full.
      On February 14, 2002, we entered into an equity line arrangement under the terms of a Common Stock Purchase Agreement with Kingsbridge Capital Limited. The equity line provided for the sale of up to $8.5 million in registered shares of our common stock to Kingsbridge. The equity line terminated pursuant to its terms on February 13, 2003, and prior to such termination, we had drawn down and issued an aggregate of approximately $1.3 million in registered shares of common stock under such equity line arrangement. In connection with the consummation of the equity line and pursuant to the terms of a warrant agreement executed by us, we issued Kingsbridge a warrant to purchase 40,000 shares of our common stock at an exercise price of $9.38 per share. Such warrant became exercisable as of August 14, 2002, and will expire on August 13, 2007. We have registered the shares of our common stock which may be issued by us upon any exercise of the warrant by Kingsbridge under a shelf registration statement on Form S-3.
      On January 15, 1999 and February 27, 2001, we granted options to Brian M. Gallagher, Ph.D., our former President and Chief Executive Officer, to purchase 75,000 and 100,000 shares of our common stock, respectively, at respective per share exercise prices of $10.063 and $5.1875. Pursuant to the terms of the Transition Agreement and Release we executed with Dr. Gallagher (i) the vesting period of the options granted on January 15, 1999 has been accelerated such that they are fully vested and shall remain exercisable until January 14, 2009, and (ii) the vesting period of the options granted on February 27, 2001 has been accelerated such that they are fully vested and shall remain exercisable until February 26, 2011. Mr. Gallagher exercised options to purchase 75,000 shares of our common stock in 2004.
      On January 15, 1999 and February 27, 2001, we granted options to Robert A. Ashley, our former Senior Vice President of Commercial Development, to purchase 35,000 and 80,000 shares of our common stock, respectively, at respective per share exercise prices of $10.063 and $5.1875. The options granted on January 15, 1999 were to vest in five equal annual installments beginning on the first anniversary of the date of grant and expire on the earlier of January 14, 2009 or 90 days after Mr. Ashley ceased to be employed by the Company. The options granted on February 27, 2001 were to vest in five equal installments beginning on the date of grant and thereafter on each anniversary of the date of grant and expire on the earlier of February 26, 2011 or 90 days after Mr. Ashley ceased to be employed by the Company. Mr. Ashley resigned from his position with the Company on February 28, 2004. Mr. Ashley exercised options to purchase 99,000 shares of our common stock in 2004. In addition, 16,000 options to purchase shares of our common stock held by Mr. Ashley were cancelled in 2004.
      On January 15, 1999 and February 27, 2001, we granted options to Nancy C. Broadbent, our Chief Financial Officer, Treasurer and Secretary, to purchase 25,000 and 50,000 shares of our common stock, respectively, at respective per share exercise prices of $10.063 and $5.1875. The options granted on January 15, 1999 vest in five equal annual installments beginning on the first anniversary of the date of grant and expire on the earlier of January 14, 2009 or 90 days after Ms. Broadbent ceases to be employed by the

Company. Such January options will become immediately exercisable if the closing price of our common stock, as quoted on the Nasdaq National Market, exceeds a pre-determined per share price for a certain number of consecutive days. The options granted on February 27, 2001 vest in five equal installments beginning on the date of grant and thereafter on each anniversary of the date of grant. Such February options expire on the earlier of February 26, 2011 or 90 days after Ms. Broadbent ceases to be employed by the Company. Ms. Broadbent exercised a portion of the February options to purchase 15,000 shares of our common stock in 2003.
      On January 15, 1999 and February 27, 2001, we granted options to David F. Pfeiffer, our Senior Vice President of Sales and Marketing, to purchase 25,000 and 80,000 shares of our common stock, respectively, at respective per share exercise prices of $10.063 and $5.1875. The options granted on January 15, 1999 vest in five equal annual installments beginning on the first anniversary of the date of grant and expire on the earlier of January 14, 2009 or 90 days after Mr. Pfeiffer ceases to be employed by the Company. Such January options will become immediately exercisable if the closing price of our common stock, as quoted on the Nasdaq National Market, exceeds a pre-determined per share price for a certain number of consecutive days. The options granted on February 27, 2001 vest in five equal installments beginning on the date of grant and thereafter on each anniversary of the date of grant. Such February options expire on the earlier of February 26, 2011 or 90 days after Mr. Pfeiffer ceases to be employed by the Company. Mr. Pfeiffer exercised a portion of the February options to purchase 45,000 shares of our common stock in 2003.
      On January 15, 1999 and February 27, 2001, we granted options to Douglas C. Gehrig, our former Vice President of Corporate Accounts, to purchase 25,000 and 50,000 shares of our common stock, respectively, at respective per share exercise prices of $10.063 and $5.1875. The options granted on January 15, 1999 were to vest in five equal annual installments beginning on the first anniversary of the date of grant and expire on the earlier of January 14, 2009 or 90 days after Mr. Gehrig ceases to be employed by the Company. The options granted on February 27, 2001 were to vest in five equal installments beginning on the date of grant and thereafter on each anniversary of the date of grant and expire on the earlier of February 26, 2011 or 90 days after Mr. Gehrig ceases to be employed by the Company. Mr. Gehrig separated from the Company on April 30, 2004. Mr. Gehrig exercised options to purchase 40,000 shares of our common stock in 2003 and 2004. In addition, 35,000 options to purchase shares of our common stock held by Mr. Gehrig were cancelled in 2004.
      On October 12, 2000, we granted options to Michael Romanowicz, our Vice President of Professional Affairs and Managed Care, to purchase 9,000 shares of our common stock at an exercise price of $5.00 per share. The options vest in four equal annual installments beginning on the first anniversary of the date of grant and expire on the earlier of October 11, 2010 or 90 days after Mr. Romanowicz ceases to be employed by the Company. Mr. Romanowicz exercised a portion of the October options to purchase 4,500 shares of our common stock in 2003.
      On October 12, 2000, we granted options to approximately 128 of our employees to purchase an aggregate of 237,750 shares of our common stock at an exercise price of $5.00 per share. Such options generally vested in two to four equal annual installments beginning on the first anniversary of the date of grant and expire on the earlier of October 11, 2010 or 90 days after employment with the Company terminates. As of December 31, 2004, 94,785 of such options had been exercised and 58,250 of such options had been canceled.
      On May 16, 1996, June 3, 1996 and January 15, 1999 we granted options to four employees to purchase an aggregate of 18,500 shares of common stock with exercise prices ranging from $2.00 to $10.063 per share. As of December 31, 2004, 11,000 of such options had been exercised and no such options had been canceled.
      On December 8, 2003, we granted options to Colin W. Stewart, our President and Chief Executive Officer effective the date of commencement of his employment. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 300,000 non-qualified stock options, exercise price equal to the fair market value on the grant date, ten-year duration and vesting at the rate of 20% for each year of service with the Company. In certain circumstances, if the closing price of our common stock, as quoted on the NASDAQ National Market, exceeds a pre-determined per share price for a certain number of consecutive days, a portion of such options will vest immediately.
      On August 11, 2004, we granted options to Greg Ford, our Vice President, Business Development and Strategic Planning, and Brad Zerler, our Vice President of Research, in connection with the commencement of their employment. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 70,000 non-qualified stock options to Mr. Ford and 40,000 non-qualified stock options to Mr. Zerler, each with exercise prices equal to the fair market value on the grant date, ten-year duration and vesting at the rate of 20% for each year of service with the Company.
      In addition, on September 23, 2004, we granted options to Andrew K.W. Powell, our Vice President, General Counsel and Secretary, in connection with the commencement of his employment. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 70,000 non-qualified stock options with an exercise price equal to the fair market value on the grant date, ten-year duration and vesting at the rate of 20% for each year of service with the Company.
      On April 7, 2005, the Board of Directors adopted the 2005 Equity Incentive Plan. The number of shares of common stock that may be granted to employees, officers, directors, consultants and advisors of the Company shall equal the sum of 1,000,000 shares of common stock, any shares of common stock reserved for issuance under the Company’s 1996 Stock Option Plan that remain available for issuance under the 1996 Stock Option Plan upon the expiration of the 1996 Stock Option Plan and any shares of common stock subject to awards under the 1996 Stock Option Plan which awards expire, terminate, or are otherwise surrendered, canceled or forfeited without having been fully exercised or result in any common stock not being issued; provided, however, that the maximum number of shares of common stock that may be issued under the 2005 Equity Incentive Plan shall be 1,500,000 (including any shares that may be rolled over upon expiration of the Company’s 1996 Stock Option Plan).
      The 2005 Equity Incentive Plan is administered by the Board of Directors. The Board of Directors is authorized to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Equity Incentive Plan and to interpret the provisions of the 2005 Equity Incentive Plan. The Board of Directors may amend, suspend or terminate the 2005 Equity Incentive Plan at any time. The Board of Directors has delegated to the Compensation Committee authority to administer certain aspects of the 2005 Equity Incentive Plan.
      The 2005 Equity Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of common stock, (iii) delivery to the Company of a promissory note, (iv) any other lawful means or (v) any combination of these forms of payment.
      If any option granted under the 2005 Equity Incentive Plan expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such option will again be available for grant under the 2005 Equity Incentive Plan. No option may be granted under the 2005 Equity Incentive Plan after May 25, 2015, but awards previously granted may extend beyond that date.
      The Compensation Committee is required to make appropriate adjustments in connection with the 2005 Equity Incentive Plan, any outstanding options under the 2005 Equity Incentive Plan to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 Equity Incentive Plan also contain provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the outstanding shares of common stock of the Company are converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, the Board of Directors will take any one or more of the following actions as to all or any outstanding awards on such terms as the Board of Directors determines: (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards, (v) provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      For information relating to (i) certain registration rights and rights to participate in certain future offerings undertaken by us, held by Mr. Easton, who currently serves, and during 2004 served, as a member of our Compensation Committee and (ii) our consulting arrangement with Mr. Gallagher, who currently serves, and during 2004 served, as a member of the Board of Directors, please see “EXECUTIVE COMPENSATION — Compensation Committee Interlocks and Insider Participation and Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
      As of April 1, 2005, OCM Principal Opportunities Fund, L.P., with which Mr. Stephen Kaplan, a member of our Board of Directors until December 2004, is affiliated, held an aggregate of 177,000 shares of our Series D preferred stock which were convertible into 1,789,090 shares of our common stock. Such entity is entitled to identical registration rights and rights to participate in future offerings undertaken by us as is Mr. Easton, with respect to such shares of Series D preferred stock.
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
      Dr. Theobald previously served as chief executive officer and a director of Allergenics, Inc., a company engaged in the development of anti-allergy drugs. Allergenics filed for bankruptcy in 2003 under Chapter 7 of the U.S. Bankruptcy Code. The case was heard before the U.S. Bankruptcy Court for the Northern District of California, San Francisco Division. The assets of the company have been liquidated pending final distribution to creditors.
APPROVAL OF 2005 EQUITY INCENTIVE PLAN
      On April 7, 2005, the Board of Directors of the Company adopted, subject to stockholder approval, the 2005 Equity Incentive Plan. The number of shares of common stock that may be issued under the 2005 Equity Incentive Plan shall equal the sum of 1,000,000 shares of common stock, any shares of common stock reserved for issuance under the Company’s 1996 Stock Option Plan that remain available for issuance under the 1996 Stock Option Plan upon the expiration of the 1996 Stock Option Plan and any shares of common stock subject to awards under the 1996 Stock Option Plan which awards expire, terminate, or are otherwise surrendered, canceled or forfeited without having been fully exercised or result in any common stock not being issued; provided, however, that the maximum number of shares of common stock that may be issued under the 2005 Equity Incentive Plan shall be 1,500,000 (including any shares that may be rolled over upon expiration of the Company’s 1996 Stock Option Plan).

      The 2005 Equity Incentive Plan was adopted to:

•	attract and retain the best available personnel for positions of substantial responsibility;

•	provide additional incentives to employees, members of the Board of Directors and consultants of the Company; and

•	promote the success of our business.
Description of the 2005 Equity Incentive Plan
      The following is a brief summary of the 2005 Equity Incentive Plan, a copy of which is attached as Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to the 2005 Equity Incentive Plan.

Types of Awards
      The 2005 Equity Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, restricted stock awards, restricted stock units and other stock-based awards, including the grant of stock appreciation rights (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options
      Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. No option may be granted at an exercise price less than the fair market value of the shares on the date of grant. In addition, no incentive stock option may be granted to an employee who owns more than 10% of the total combined voting power of all classes of our stock unless the exercise price as to that employee is at least 110% of the fair market value of the stock at the time of grant. To the extent that options designated as incentive stock options become exercisable for the first time during any calendar year (under all plans of the Company and its subsidiaries) for common stock having a fair market value greater than $100,000 (determined for each share as of the date of grant of the options covering such share), the portion of such options which exceeds such amount shall be treated as non-qualified stock options. Options may be exercisable for a period of not more than ten years from the date of grant; provided, however, that the term of an incentive stock option granted to an employee who owns, as of the date of grant, more than 10% of the total combined voting power of all classes of our stock, or the stock of our subsidiaries may not exceed five years. The 2005 Equity Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of common stock, (iii) delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Performance Conditions
      The Compensation Committee may determine, at the time of grant, that a Restricted Stock Award or Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on equity, (c) operating income, (d) net income, (e) return on net assets, (f) sales, (g) prescription growth, (h) development milestones, (i) third party collaborations, and (j) new product approvals and/or launches. The Committee may determine that special one-time or extraordinary gains and/or losses or other one-time or extraordinary events should or should not be included or considered in the calculation of such measures. Such performance goals: (i) may vary by participant and may be different for different Awards and (ii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Stock Appreciation Rights
      A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards
      Restricted Stock Awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards
      Restricted Stock Unit Awards entitle the recipient to receive shares of common stock to be delivered in the future subject to such terms and conditions on the delivery of the shares of common stock as established by the Board of Directors.

Other Stock-Based Awards
      Under the 2005 Equity Incentive Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions and the grant of stock appreciate rights.

Prohibition on Repricing
      The Committee shall not, without prior approval by the Company’s stockholders, reprice, replace or regrant through cancellation or lowering of the option exercise price any Awards issued under the 2005 Equity Incentive Plan.

Eligibility to Receive Awards
      Employees, officers, directors, consultants, advisors and other service providers (and any individuals who have accepted an offer for employment) of the Company are eligible to be granted Awards under the 2005 Equity Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 Equity Incentive Plan may not exceed 900,000 shares per calendar year. The maximum number of shares with respect to which Awards other than options and SARs may be granted will be 500,000 shares of common stock covered by the 2005 Equity Incentive Plan.

Plan Benefits
      As of April 1, 2005, approximately 134 persons were eligible to receive Awards under the 2005 Equity Incentive Plan, including the Company’s five executive officers and seven non-employee directors. The granting of Awards under the 2005 Equity Incentive Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.
      On April 15, 2005, the last reported sale price of our common stock on the Nasdaq National Market was $4.90.

Administration
      The 2005 Equity Incentive Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Equity Incentive Plan and to interpret the provisions of the 2005 Equity Incentive Plan. Pursuant to the terms of the 2005 Equity Incentive Plan, the Board of Directors may delegate authority under the 2005 Equity Incentive Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2005 Equity Incentive Plan, including the granting of options to executive officers.
      Subject to any applicable limitations contained in the 2005 Equity Incentive Plan, the Board of Directors, or the Compensation Committee, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common sock covered by options and SARs and the dates upon which such Awards become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years) and (iv) the number of shares of common stock subject to any SAR, restricted stock, restricted stock unit or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.
      The 2005 Equity Incentive Plan provides that in the event of a:

•	spin-off;

•	stock split;

•	recapitalization;

•	reclassification;

•	combination of shares;

•	stock dividend; or

•	any other similar change in the capitalization.
The Board of Directors shall make appropriate adjustments with respect to the shares that may be issued under the 2005 Equity Incentive Plan or that are covered by outstanding options, or in the option price per share.
      The Board of Directors shall notify the grantee prior to a dissolution or liquidation of the Company. The outstanding options, not previously exercised, will terminate immediately prior to the consummation of such proposed action. The 2005 Equity Incentive Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the outstanding shares of common stock of the Company are converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, the Board of Directors will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board of Directors determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof the Acquisition Price, make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Amendment or Termination
      No Award may be made under the 2005 Equity Incentive Plan after May 25, 2015, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Equity Incentive Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company’s stockholders.
      If stockholders do not approve the adoption of the 2005 Equity Incentive Plan, the 2005 Equity Incentive Plan will not go into effect, and the Company will not grant any Awards under the 2005 Equity Incentive Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.
Federal Income Tax Consequences
      The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2005 Equity Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options
      A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options
      A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights
      A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards
      A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units
      A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards
      The tax consequences associated with any other stock-based Award granted under the 2005 Equity Incentive Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company
      There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
      The Board of Directors recommends a vote FOR the approval of the 2005 Equity Incentive Plan and the reservation of 1,000,000 shares of common stock for issuance thereunder (including any shares of Common Stock that may be rolled over upon expiration of the Company’s 1996 Stock Option Plan).
PROPOSAL THREE
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      Our Board of Directors intends, subject to stockholder approval, to retain KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005. KPMG LLP also served as our independent registered public accounting firm for 2004.

      Representatives of KPMG LLP are expected to attend the Annual Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.
      The Board of Directors recommends a vote FOR the ratification of the selection by the Audit Committee of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.
STOCKHOLDERS’ PROPOSALS
      Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 41 University Drive, Newtown, Pennsylvania 18940, attention Andrew K.W. Powell, not later than December 21, 2005.
      Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advanced notice of such proposal to us at the aforementioned address not later than March 6, 2006.
      If we do not receive notice of a stockholder proposal within this timeframe, our management will use their discretionary authority to vote the shares they represent, as our Board of Directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these other applicable requirements.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write to us at 41 University Drive, Newtown, Pennsylvania 18940, or call us at (215) 579-7388. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
OTHER MATTERS
      The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
GENERAL
      The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.
      In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
      Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

      WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 13, 2005, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO MR. ANDREW K.W. POWELL, SECRETARY, COLLAGENEX PHARMACEUTICALS, INC., 41 UNIVERSITY DRIVE, NEWTOWN, PENNSYLVANIA 18940. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.
      PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

Andrew K.W. Powell
Secretary
Newtown, Pennsylvania
April 20, 2005

EXHIBIT A
2005 EQUITY INCENTIVE PLAN

1.	Purpose
      The purpose of this 2005 Equity Incentive Plan (the “Plan”) of CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing its ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company. The Plan is intended to provide such persons with equity ownership opportunities and performance-based incentives, thereby better aligning their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility
      All of the Company’s employees, officers, directors, consultants, advisors, and other service providers (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future) are eligible to be granted options, restricted stock, restricted stock units, stock appreciation rights or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration and Delegation
      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
      (c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself.

4.	Stock Available for Awards
      (a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for a number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”)

equal to the sum of (1) 1,000,000 shares of Common Stock, (2) any shares of Common Stock reserved for issuance under the Company’s 1996 Stock Option Plan (the “1996 Plan”) that remain available for issuance under the 1996 Plan upon the expiration of the 1996 Plan and (3) any shares of Common Stock subject to awards under the 1996 Plan which awards expire, terminate, or are otherwise surrendered, canceled or forfeited without having been fully exercised (including as the result of shares of Common Stock subject to such award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or result in any Common Stock not being issued (including without limitation, when an award is settled for cash); provided, however, that the maximum number of shares of Common Stock that may be issued under this Plan pursuant to clauses (2) and (3) shall be 500,000. If any Award expires, is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued (including without limitation, when an Award is settled for cash), then in each such case the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the Stock Appreciation Right; provided, however, that Stock Appreciation Rights to be settled only in cash shall not be so counted.
      (b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares of Common Stock subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in any calendar year shall be 900,000. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”.

(2) Limit on Awards other than Options and SARs. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 500,000 shares of Common Stock covered by the Plan.

5.	Stock Options
      (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.
      (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of CollaGenex Pharmaceuticals, Inc., any of CollaGenex Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.
      (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value (the “Fair Market Value”) of the Common Stock, as determined by the Board, at the time the Option is granted.

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      (d) No Reload Rights. Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.
      (e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement provided, however, that no Option will be granted for a term in excess of 10 years.
      (f) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, to the extent permitted by the Company in its sole discretion, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).
      (g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to promptly pay to the Company the exercise price and any required tax withholding;

(3) if provided for in the option agreement or approved by the Company, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion, and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) if provided for in the option agreement or approved by the Company, in its sole discretion, by (i) delivery of a promissory note of the Participant (other than Participants who are directors or executive officers (or equivalent thereof)) to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.
      (h) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted pursuant to this Section 5(h) on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.
      (i) Amendment of Options. Subject to the provisions of Section 10(f), the Board may amend an Option to convert it into a Stock Appreciation Right.

6.	Stock Appreciation Rights
      (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure

3

of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board.
      (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Right may be exercised.
      (c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company.

7.	Restricted Stock; Restricted Stock Units
      (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered in the future (“Restricted Stock Units”) subject to such terms and conditions on the delivery of the shares of Common Stock as the Board shall determine (each Award for Restricted Stock or Restricted Stock Units, a “Restricted Stock Award”). The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.
      (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

8.	Other Stock-Based Awards
      Other Awards of shares of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, including without limitation rights to purchase shares of Common Stock (“Other Stock Unit Awards”), may be granted hereunder to Participants. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash,

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as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events
      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.
      (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.
      (c) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the outstanding shares of Common Stock are converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction.

(2) Consequences of a Reorganization Event on Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (iv) provide that outstanding Awards shall become exercisable or realizable, or restrictions applicable to a Restricted Stock Award or other Award shall lapse, in whole or in part, prior to or upon such Reorganization Event, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing. To the extent all or any portion of an Award becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Award the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Award exercise price; such repurchase right (A) shall lapse at the same rate as the Award would have become exercisable under its

5

terms and (B) shall not apply to any shares subject to the Award that were exercisable under its terms without regard to clause (ii) above.

10.	General Provisions Applicable to Awards
      (a) Transferability of Awards. Except as the Board may otherwise determine or may provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
      (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator or guardian may exercise rights under the Award.
      (e) Withholding. The Company may require each Participant to pay to the Company, or make provision satisfactory to the Company for payment of, an amount sufficient to pay any taxes, social security contributions, or other similar amounts required by law to be withheld in connection with an Award to such Participant. If provided for in an Award or approved by the Company, in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
      (f) Amendment of Award. Except as prohibited by Section 5(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, converting an Incentive Stock Option to a Nonstatutory Stock Option and converting an Option into a SAR, provided that, in each such case, the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not adversely affect the Participant.
      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
      (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in

6

part, as the case may be; provided, however, that this sentence shall apply to a Restricted Stock Award only to the extent consistent with Section 10(j).
      (i) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.
      (j) Performance Conditions.

(1) Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award or an Other Stock-Based Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m) of the Code), then the Committee may provide that this Section 10(j) is applicable to such Award.

(2) If a Restricted Stock Award or an Other Stock-Based Award is subject to this Section 10(j), then the lapsing of restrictions thereon and the distribution of Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on one or more of the following measures: sales, operating income, net income, earnings per share, return on net assets, return on equity, prescription growth, development milestones, third party collaborations, new product approvals and/or launches. The Committee may determine that special one-time or extraordinary gains and/or losses or other one-time or extraordinary events should or should not be included or considered in the calculation of such measures. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(3) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(j) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.	Prohibition on Repricing
      The Administrator shall not, without prior approval by the Company’s stockholders, reprice, replace or regrant through cancellation or lowering of the Option exercise price any Awards issued under the Plan.

12.	Miscellaneous
      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

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      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by stockholders of the Company and shall remain in full force and effect until terminated by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan is adopted or was approved by the Company’s stockholders, whichever is earlier, but Awards previously granted may extend beyond that date.
      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment requiring the approval of the Company’s stockholders under any applicable tax requirement, including without limitation Sections 162(m) and 422 of the Code, shall become effective until such approval of the Company’s stockholders is obtained and provided further that without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes which require stockholder approval under the rules of the Nasdaq National Market, Inc. No Award shall be made that is conditioned on the approval of the Company’s stockholders of any amendment to the Plan.
      (e) Provisions for Foreign Participants. The Board may modify the terms and conditions of Awards granted to Participants who are foreign nationals or employed outside the United States, establish subplans under the Plan, or adopt such modifications or procedures as the Board may determine to be necessary or advisable to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit, accounting or other matters.
      (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.
*******

8

PREFERRED STOCK
COLLAGENEX PHARMACEUTICALS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Colin W. Stewart and Andrew K.W. Powell, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of CollaGenex Pharmaceuticals, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Philadelphia Marriott Downtown Hotel, 1201 Market Street, Philadelphia, Pennsylvania 19107 at 8:30 A.M., local time, on Wednesday, May 25, 2005, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

(continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

COLLAGENEX PHARMACEUTICALS, INC.

PREFERRED STOCK

May 25, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☑

1.	ELECTION OF DIRECTOR
Nominee:
	☐	FOR	Robert A. Beardsley, Ph.D.

	☐	WITHHOLD AUTHORITY

2.	APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	APPROVAL OF PROPOSAL TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please check the box if you are
planning to attend the Meeting in person. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Preferred Shareholder	Date:	Signature of Preferred Shareholder		Date:
IF HELD JOINTLY

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COMMON STOCK
COLLAGENEX PHARMACEUTICALS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Colin W. Stewart and Andrew K.W. Powell, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of CollaGenex Pharmaceuticals, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Philadelphia Marriott Downtown Hotel, 1201 Market Street, Philadelphia, Pennsylvania 19107 at 8:30 A.M., local time, on Wednesday, May 25, 2005, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

(continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

COLLAGENEX PHARMACEUTICALS, INC.

COMMON STOCK

May 25, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☑

1.	ELECTION OF DIRECTORS			Nominees:
	☐	For All Nominees	☐	Colin W. Stewart	☐	James E. Daverman
	☐	Withhold Authority for All Nominees	☐	Peter R. Barnett, D.M.D	☐	Robert J. Easton
	☐	For All Except (See instructions below)	☐	Robert C. Black	☐	W. James O’Shea
			☐	Brian M. Gallagher, Ph.D.

Instruction: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■

2.	APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	APPROVAL OF PROPOSAL TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please check the box if you are
planning to attend the Meeting in person. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Common Stockholder	Date:	Signature of Common Stockholder		Date:
IF HELD JOINTLY
Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.